Exhibit 99.1

iBasis Reports First Quarter 2008 Results

Company Announces $15 Million Stock Repurchase Program

BURLINGTON, Mass.--(BUSINESS WIRE)--iBasis, Inc. (NASDAQ: IBAS), a KPN affiliate, today announced results for the first quarter ended March 31, 2008.

On October 1, 2007, iBasis acquired KPN Global Carrier Services. As this transaction has been treated as a reverse acquisition of iBasis by KPN Global Carrier Services under the purchase method of accounting, the financial results of KPN Global Carrier Services have become the historical financial results of the combined company and replace the historical financial results of iBasis as a standalone company. Thus, the GAAP financial results for Q1 2007 include only the results of KPN Global Carrier Services. Historical GAAP results for KPN Global Carrier Services as a wholly-owned subsidiary of Royal KPN are not necessarily indicative of results that would have been achieved on a standalone basis.

To make comparisons to prior periods more useful, we are providing supplemental pro forma data which include the consolidated historical results of both iBasis and KPN Global Carrier Services.

Revenue for the first quarter of 2008 was $324.9 million, and net loss was $(2.1) million or $(0.03) per share. For the first quarter of 2007 pro forma revenue was $324.8 million, and pro forma net income was $1.5 million.

Adjusted EBITDA for the first quarter of 2008 was $11.2 million, compared to pro forma Adjusted EBITDA of $13.0 million in the first quarter of 2007. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company’s operating trends.

Comments on the First Quarter

“Compared to Q1 2007, traffic increased 5% and gross margin increased by 100 basis points, resulting in a 10% increase in gross profit in the first quarter of 2008,” said Ofer Gneezy, iBasis president and CEO. “Gross profit increased in all three revenue streams – Wholesale Trading, Outsourced, and Retail. The gross margin improvement compared to pre-acquisition margin demonstrates the ongoing success of our efforts to capture synergies from the expansion of our base of suppliers, which resulted from the acquisition of KPN Global Carrier Services in October. Operating expenses increased, partly in support of our integration efforts and to support our planned future growth, resulting in a decline in Adjusted EBITDA for the quarter. Synergies we expect to achieve in the future will contribute to reduced operating expenses and expanded EBITDA.

“Coming off of a very strong fourth quarter, these results are weaker than we expected and roughly in line with the industry. According to industry sources, the international wholesale telecommunications market in general has experienced a decline in traffic volume and compression in average revenue per minute (ARPM) over the last six months. We believe this is a temporary interruption in the decade-long trend of traffic growth partially offset by a smaller decline in ARPM. We expect to resume growth overall and in particular from the addition of traffic resulting from our transaction with TDC.

“On April 1 we completed the transaction with TDC, the leading carrier in Denmark and a major provider throughout the Nordic region. For $10 million we acquired TDC’s non-Nordic international voice business and secured a long-term outsourcing agreement, which we expect to generate approximately $80 million in annual revenue.

“In our Retail business, we continued to experience pressure resulting from the transition of the industry to more transparent pricing and softness in the economy and other factors affecting the employment of immigrant workers. To address the former, iBasis is taking a leadership position by creating, with other major providers in this space, an independent association with the charter to establish, promote and monitor standards of ethical business practices in the prepaid industry. We believe this trend is very positive for iBasis, as we have a significant advantage in our network and low cost of operations.”

Sources of Revenue – Q1 ‘08

($ in millions)	Wholesale Trading	Outsourced from KPN	Retail	Total
Minutes (in billions)	4.8	0.5	0.5	5.8
Revenue	$254.1	$50.2	$20.6	$324.9
Gross Profit*	$21.7	$10.2	$3.5	$35.4
Gross Margin	8.6%	20.3%	16.9%	10.9%

* Revenue less data communications and telecommunications costs

Comments on Integration

“Since completing the KPN transaction in October we have been focused on capturing savings from three areas: Least Cost Routing (LCR), Transmission, and Operating Expenses. We have made tangible progress as demonstrated by the gross margin improvement over pre-acquisition pro forma results that we have already achieved. We expect to capture additional LCR synergies by taking full advantage of our combined scale and expanded base of termination partners to get the best termination rates. We believe we will realize transmission synergies as we move KPN Global Carrier Services’ international traffic to our All-IP network. This will enable us to benefit from lower backhaul charges as well as the increased efficiency of IP transmission. As we merge our accounting, billing, routing and traffic management systems we believe we will also be able to save on operating expenses. We expect all of these synergies to exceed $20 million in annual savings, and we expect to fully complete the integration effort in two to three years from the date of the transaction.

“We are also making progress in combining our products into a single comprehensive portfolio, have reorganized our global sales team to ensure efficient account management and business development, and have completed training on products and capabilities, which will enable effective cross-selling.

“I am pleased with our progress in integrating the legacy iBasis and KPN Global Carrier Services, which we now call iBasis Netherlands. That transaction got us a step closer to our objective to be the #1 carrier of international voice traffic. Our successful transactions with KPN and TDC are the first steps to achieving our objective. During the first quarter, we discontinued pursuing a transaction that did not work out, and the costs were expensed in Q1. We continue to be excited about the opportunities created by the consolidation trend and look forward to additional successful transactions in the future, provided reasonably-priced debt is available or our equity strengthens significantly.”

Stock Repurchase Program

iBasis also announced today that its board of directors has approved a stock repurchase program, authorizing the repurchase of up to $15 million of common stock over the next six months. Commenting on the announcement, Mr. Ofer Gneezy, CEO of iBasis, said, "Management and our Board are confident in the business strategy and outlook. We have initiated our stock repurchase program in view of the current market price for the Company’s shares which we believe is far below the Company's true value and its future growth prospects. The continued execution of our strategy will create significant value for our shareholders, making it prudent for us to invest in our shares which we believe are undervalued.”

The repurchases will be made from time to time in the open market and potentially in privately negotiated purchases. The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

No shares will be purchased from KPN as part of the program.

Operational Milestones

Minutes of use on The iBasis Network™ in the first quarter 2008 were 5.8 billion, compared to pro forma traffic of 5.5 billion minutes in Q1 2007 and 6.0 billion minutes in Q4 2007. Average revenue per minute was 5.59 cents, compared to pro forma 5.85 cents in Q1 2007 and 5.83 cents in Q4 2007. Average cost per minute was 4.98 cents, compared to pro forma 5.27 cents in Q1 2007 and 5.18 cents in Q4 2007. Average margin per minute was 0.61 cents, compared to pro forma 0.58 cents in Q1 2007 and 0.65 cents in Q4 2007.

Guidance

The Company believes that in 2008 Adjusted EBITDA will be $60 to $65 million and capital asset expenditures will be $25 to $30 million.

Q1 Results Conference Call

iBasis will host a conference call to discuss the Company’s selected Q1 results, led by Ofer Gneezy, iBasis president & CEO on April 28, 2008 at 5:00 p.m. EDT. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-Plus, BASE, and many other large telecommunications carriers such as Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica, and Yahoo. In October 2007, iBasis acquired KPN Global Carrier Services to create one of the three largest carriers of international voice traffic in the world, and KPN became a majority stockholder of iBasis. On a pro forma basis, the combined company carried approximately 24 billion minutes of international voice traffic in 2007. The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

(1) Telegeography 2008 and iBasis pro forma 2007 traffic.

iBasis and Pingo are registered marks, and The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, any forward statements implied by our pro forma results, as well as forward-looking statements regarding: (i) our belief that recent declines in the wholesale telecommunications market generally are temporary, that we will resume growth overall and in particular from the addition of traffic resulting from our transaction with TDC and that we expect the TDC agreement to generate approximately $80 million in annual revenue; (ii) the synergies from the KPN transaction that we expect to realize in two to three years, including those in LCR, transmission, and operating expenses; (iii) the expected growth from cross-selling and more transparent pricing in our Retail business; (iv) our expectation that we will be able to take advantage the consolidation trends in the international voice industry; and (v) our expected 2008 Adjusted EBITDA and capital asset expenditures. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) the ability of the Company to successfully integrate the operations and employees of KPN Global Carrier Services,(ii) the ability to realize anticipated synergies,(iii) the emergence of new competitive initiatives resulting from rapid technological advances, (iv) changes in business conditions and volatility and uncertainty in the markets that the Company serves; (v) the Company's ability to execute its business plan;(vi) the extent of adoption of the Company’s services and the timing and amount of revenue and gross profit generated by these services; (vii) fluctuations in the market for and pricing of these services; and (viii) the other factors described in the Company's most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In this press release, iBasis’ financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, iBasis provides (i) Adjusted EBITDA, and (ii) combined pro forma financial information which in each case results in a non-GAAP financial measure. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in iBasis’ business and are important in comparing current results with prior period results. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company’s business and to evaluate its performance. The Company believes the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss) and has provided a reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA and pro forma combined Adjusted EBITDA in this press release.

iBasis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands)

	March 31,	December 31,
	2008	2007
Assets

Cash, cash equivalents and short-term investments	$71,661	$65,734
Accounts receivable, net	198,640	204,883
Prepaid expenses and other current assets	10,815	4,687
Property and equipment, net	37,232	34,966
Intangible assets	89,957	93,800
Goodwill	248,795	248,795
Other assets	2,026	7,008

Total assets	$659,126	$659,873

Liabilities and Stockholders’ Equity

Accounts payable	$125,376	$146,899
Accrued expenses	153,764	136,903
Deferred revenue	9,860	11,503
Current portion of long term debt	1,032	755
Long term debt, net of current portion	30,889	25,000
Other long term liabilities	3,896	4,323

Total liabilities	324,817	325,383
Stockholders’ equity	334,309	334,490

Total liabilities and stockholders’ equity	$659,126	$ 659,873

iBasis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except per share data)

	March 31,
	2008	2007

Net revenue:
Net revenue from third parties	$274,669	$136,072
Net revenue from related parties	50,234	42,478
Total net revenue	324,903	178,550

Costs and operating expenses:
Data communications and telecommunications costs from third parties(excluding depreciation and amortization)	266,379	134,565
Data communications and telecommunications costs from related parties(excluding depreciation and amortization)	23,119	28,227
Engineering and network operations expenses	6,628	1,780
Selling, general and administrative expenses	19,821	3,783
Merger related expenses	---	1,321
Depreciation and amortization	7,231	1,191

Total costs and operating expenses	323,178	170,867

Income from operations	1,725	7,683

Interest expense, net	(443)	(125)
Foreign exchange gain (loss)	(251)	38

Income before income taxes	1,031	7,596

Income tax expense	3,103	1,957

Net income (loss)	$ (2,072)	$5,639

Net income (loss) per share:
Basic	$ (0.03)	$0.14
Diluted	$ (0.03)	$0.14

Weighted average common shares outstanding:
Basic	74,952	40,121
Diluted	74,952	40,121

Operating Results

($ in millions)	Pro Forma Q1 ‘07*	Actual Q4 ‘07	Actual Q1 ‘08
Revenue	$324.8	$350.6	$324.9
Gross Profit**	$32.2	$39.3	$35.4
Gross Margin	9.9%	11.2%	10.9%
Operating Expenses	$22.2	$29.8	$26.5
Depreciation & Amortization	$6.8	$9.2	$7.2
Income from Operations	$3.5	$0.3	$1.7
Net income (loss)	$1.5	$(2.0)	$(2.1)
Adjusted EBITDA	$13.0	$14.4	$11.2
Minutes	5.5B	6.0B	5.8B

* Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

** Revenue less data communications and telecommunications costs

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, merger related expenses, purchase accounting adjustments, certain non-recurring charges, interest, taxes, stock-based compensation and depreciation and amortization.

In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.

In Millions
	Q1 07*	Q4 07	Q1 08
Net income (loss)	$5.6	$(2.0)	$(2.1)
Pro Forma adjustments:
iBasis historical net income (loss)	(1.6)
Depreciation and amortization	(3.6)
Other	1.1
Pro forma net income (loss)	1.5

Add/(less):
Stock-based compensation	0.8	0.5	0.6
Depreciation and amortization	6.8	9.2	7.2
Interest expense (income), net	(0.3)	(0.1)	0.4
Foreign exchange loss	--	0.6	0.3
Merger related expenses	1.3	0.2	0.0
Option analysis expense	0.9	0.7	0.1
Acquisition activity related expenses	---	---	1.0
Retroactive regulatory fees & other	---	2.9	---
Purchase accounting adjustments	---	0.7	0.6
Income taxes	2.0	1.7	3.1
Pro forma Adjusted EBITDA	$13.0	$14.4	$11.2

* Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

CONTACT:
Media:
iBasis, Inc.
Chris Ward, 781-505-7557
cward@ibasis.net
or
Investors:
iBasis, Inc.
Richard Tennant, 781-505-7409
ir@ibasis.net